Exhibit 99.1

        Navigant Consulting, Inc. Announces Third Quarter 2007
             Financial Results and Organizational Changes

    CHICAGO--(BUSINESS WIRE)--Oct. 17, 2007--Navigant Consulting, Inc.
(NYSE:NCI):

    -- Total revenues for the third quarter were $190.8 million, slightly higher than second quarter and an 11 percent increase over the third quarter of 2006. Total revenues for the first nine months of 2007 were $563.8 million, a 12 percent increase over the first nine months of 2006.

    -- EBITDA for the third quarter was $23.7 million, a 20 percent decrease from the second quarter of 2007 and a slight increase from the third quarter 2006. EBITDA for the first nine months of 2007 was $81.3 million, a 4 percent decrease compared to the first nine months of 2006.

    -- Net income per diluted share for the third quarter of 2007 was $0.10, compared to $0.21 for the second quarter of 2007 and $0.16 for the third quarter of 2006. Net income per diluted share for the first nine months of 2007 was $0.53, compared to $0.67 for the first nine months of 2006.

    -- The third quarter of 2007 reflects the net impact of $3.3 million ($0.04 per diluted share) in charges related to headcount reductions and the restructuring of real estate.

    --  William Dickenson appointed to new position of Executive
        Managing Director of North American Consulting Operations.

    Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced financial results for the third quarter 2007.

    "We are very disappointed with our results in the third quarter," stated William M. Goodyear, Chairman and CEO. "We experienced underperformance in several geographic regions and certain specialized consulting practices. I do not consider our results to be indicative of a broad-based slow-down in our competitive markets, but rather unique regional and practice specific productivity issues. Our execution was poor, and therefore we have taken action to right-size the business to establish the framework for significantly improved performance in 2008. These changes have focused on both financial and operational re-alignment to improve our operating efficiencies and drive accountability for results deeper into the organization."

    Third Quarter 2007 Financial Results

    The Company's third quarter financial results reflect the net impact of $3.3 million in charges associated with headcount reduction and real estate restructuring initiatives. Revenues for the third quarter were $190.8 million, slightly higher than the second quarter, and an 11 percent increase over the third quarter of 2006. EBITDA for the third quarter was $23.7 million, a 20 percent decrease from the second quarter of 2007 and a slight increase from the third quarter of 2006. Net income per diluted share for the third quarter was $0.10, compared to $0.21 for the second quarter and $0.16 for the third quarter of 2006.

    Nine-Month 2007 Financial Results

    Revenues for the nine months ended September 30, 2007 were $563.8 million, a 12 percent increase over the first nine months of 2006. EBITDA for the first nine months of 2007 was $81.3 million, a 4 percent decrease from the first nine months of 2006, reflecting the impact of the third quarter restructuring charges, as well as the impact of the previously announced compensation and Human Capital development programs. Net income per diluted share was $0.53 during the first nine months of 2007, compared to $0.67 for the first nine months of 2006.

    "Given the third quarter results, we accelerated a number of activities focusing on improving our profitability, cash flow, and ability to better align our expense base with our revenues," said Scott Krenz, Executive Vice President and Chief Financial Officer. "These actions are on-going and include aligning our capacity with demand in several of our practices, more efficiently using our real estate portfolio, and re-engineering core business processes around best practices to realize increased productivity and cost efficiencies. We anticipate these actions will begin to yield significant benefits in 2008."

    Business Metrics

    Average billable full time equivalent (FTE) consultant headcount for the third quarter was 1,962, compared to 1,752 in the third quarter of 2006, and 1,890 in the second quarter of 2007. FTE billable consultants as of September 30, 2007 were 2,009, compared to 1,907 at the end of the second quarter of 2007. Company-wide consultant utilization, based on a 2,080 hour base, in the third quarter of 2007 was 68 percent, compared to 69 percent in both the third quarter of 2006 and the second quarter of 2007. Calculated on an industry standard 1,850 hour base, utilization for the third quarter of 2007 was 77 percent. Trailing 12-month attrition was 22 percent at the end of the third quarter 2007, unchanged from the second quarter.

    Annualized revenue per consultant in the third quarter of 2007 was $391,000, compared to $397,000 during the second quarter of 2007. Days sales outstanding as of September 30, 2007 was 90 days, compared to 87 days at the end of the 2007 second quarter, and 84 days at September 30, 2006. The Company ended the quarter with $310.4 million in borrowings under its $500 million unsecured, multi-bank credit facility.

    Management and Organizational Changes

    During the quarter the Company made a number of organizational and managerial changes to strengthen accountability for business performance, and to enhance responsiveness in identifying and capturing new market development opportunities. William Goodyear, Chairman and CEO, will be increasing his focus on revenue generation initiatives. Julie Howard, President and COO, has assumed responsibility for all corporate functions to include Finance and Risk Management, Legal and Corporate Development/Acquisitions, in addition to her current oversight of Human Capital and Marketing/Communications. Ms. Howard will also have direct management responsibility for the Company's international consulting operations.

    William Dickenson, currently head of the Company's Energy Practice, has been named Executive Managing Director of North American Consulting Operations. Mr. Dickenson previously served as CEO of several professional service firms, including Putnam, Hayes & Bartlett and Hagler Bailly, Inc. Mr. Dickenson will report to Mr. Goodyear, and will have management responsibility for the Company's North American Business, Financial and Operations Advisory (BFOA) and the Disputes, Investigative and Regulatory (DIR) Advisory Segments.

    Jeff Green, currently Vice President of Strategy and Business Development, has accepted the role of Dispute, Investigative & Regulatory Advisory Segment Leader. Mr. Green has spent nearly 20 years in professional services advising clients on the financial, economic, accounting and information management aspects of their commercial disputes and investigations. He will be responsible for the overall strategy, operations and performance of the Segment. Mr. Green is undertaking a review of the operating effectiveness of the reporting and management structure within the Dispute, Investigative & Regulatory Advisory Segment and will be re-distributing performance accountabilities across a broader range of management talent. Sharon Siegel Voelzke will continue in her role as Vice President and Segment Leader for the Business, Financial and Operations Advisory Segment. Mr. Green and Ms. Siegel Voelzke will report to Mr. Dickenson.

    "Our goal is to significantly sharpen our focus, discipline and performance," said Julie M. Howard, President and COO. "We have made several immediate and significant changes in our business in terms of management, organization and cost structure that are necessary to execute on our objectives. We anticipate continued impacts during the fourth quarter, and expect that by year-end we will have set the stage for a successful 2008 for all our stakeholders."

    Webcast of the Company's Announcement of Third Quarter 2007
Results

    A webcast of management's presentation of the Company's third quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, February 27, 2008.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. Management believes EBITDA, in addition to operating income, net income and other GAAP measures, is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

    Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. These statements are based upon management's current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success of the Company's organizational changes; risks inherent in international operations including foreign currency fluctuations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices; utilization rates; dependence on the expansion of and the increase in the Company's service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the SEC under the "Risk Factors" sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)


                                     For the quarter ended
                                       September 30, 2007
                           -------------------------------------------
                              Adjusted    Adjustments      Reported
                           -------------------------------------------
Revenues before
 reimbursements                 $167,057                    $167,057
Reimbursements                    23,790                      23,790
                           ---------------------------   -------------
  Total revenues                $190,847            -       $190,847
Cost of services before
 reimbursable expenses           104,405                     104,405
Reimbursable expenses             23,790                      23,790
                           ---------------------------   -------------
  Cost of services               128,195            -        128,195
General and administrative
 expenses                         35,680                      35,680
Depreciation                       4,189                       4,189
Amortization                       5,378                       5,378
Other operating costs                  -        3,297 (1)      3,297
                           ---------------------------   -------------
  Operating income                17,405       (3,297)        14,108
Interest expense (income)          5,863                       5,863
Other expense (income)                58                          58
                           ---------------------------   -------------
Income before income tax
 expense                          11,484       (3,297)         8,187
Income tax expense                 4,784       (1,330)         3,454
                           ---------------------------   -------------
  Net income                      $6,700      ($1,967)        $4,733
                           ===========================   =============

Net income per diluted
 share                             $0.14                       $0.10
                           ==============                =============
Shares used in computing
 net income per diluted
 share                            46,462                      46,462
Percentage of revenues
 before reimbursements:
---------------------------
Cost of services before
 reimbursable expenses                62%                         62%
Reimbursable expenses                 14%                         14%
General and administrative
 expenses                             21%                         21%

EBITDA (3)                            16%                         14%
Operating income                      10%                          8%
Net income                             4%                          3%
EBITDA (3) reconciliation:
  EBITDA (3)                     $26,972      $(3,297)(1)    $23,675
    Depreciation                   4,189                       4,189
    Amortization                   5,378                       5,378
                           ---------------------------   -------------
  Operating income               $17,405      $(3,297)       $14,108
                           ===========================   =============



                                      For the quarter ended
                                       September 30, 2006
                           -------------------------------------------
                              Adjusted   Adjustments       Reported
                           -------------------------------------------
Revenues before
 reimbursements                 $150,380                     $150,380
Reimbursements                    20,906                       20,906
                           --------------------------   --------------
  Total revenues                $171,286           -         $171,286
Cost of services before
 reimbursable expenses            85,259                       85,259
Reimbursable expenses             20,906                       20,906
                           --------------------------   --------------
  Cost of services               106,165           -          106,165
General and
 administrative expenses          32,445                       32,445
Depreciation                       3,709                        3,709
Amortization                       2,401                        2,401
Other operating costs                  -       9,334 (2)        9,334
                           --------------------------   --------------
  Operating income                26,566      (9,334)          17,232
Interest expense (income)          1,265                        1,265
Other expense (income)               (19)                         (19)
                           --------------------------   --------------
Income before income tax
 expense                          25,320      (9,334)          15,986
Income tax expense                11,189      (3,764)           7,425
                           --------------------------   --------------
  Net income                     $14,131     ($5,570)          $8,561
                           ==========================   ==============

Net income per diluted
 share                             $0.26                        $0.16
                           ==============               ==============
Shares used in computing
 net income per diluted
 share                            55,090                       55,090
Percentage of revenues
 before reimbursements:
-------------------------
Cost of services before
 reimbursable expenses                57%                          57%
Reimbursable expenses                 14%                          14%
General and
 administrative expenses              22%                          22%

EBITDA (3)                            22%                          16%
Operating income                      18%                          11%
Net income                             9%                           6%
EBITDA (3)
 reconciliation:
  EBITDA (3)                     $32,676     $(9,334)(2)      $23,342
    Depreciation                   3,709                        3,709
    Amortization                   2,401                        2,401
                           --------------------------   --------------
  Operating income               $26,566     $(9,334)         $17,232
                           ==========================   ==============


    (1) During the third quarter of 2007, the Company incurred realignment costs of $5.5 million associated with a management reorganization and real estate rationalization, including severance and lease termination costs. Additionally, during the third quarter of 2007, the Company realized a gain of $2.2 million associated with the sale of certain real estate.

    (2) During the third quarter of 2006, the Company recorded a reserve of $9.3 million related to an arbitration ruling in its dispute with the City of Vernon, California.

    (3) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)


                                    For the nine months ended
                                        September 30, 2007
                            ------------------------------------------
                              Adjusted    Adjustments      Reported
                            ------------------------------------------
Revenues before
 reimbursements                 $501,545                     $501,545
Reimbursements                    62,225                       62,225
                            ------------------------------------------
  Total revenues                $563,770                     $563,770

Cost of services before
 reimbursable expenses           311,488                      311,488
Reimbursable expenses             62,225                       62,225
                            ------------------------------------------
  Cost of services               373,713                      373,713
General and administrative
 expenses                        104,227                      104,227
Depreciation                      11,905                       11,905
Amortization                      12,798                       12,798
Other operating costs                  -        4,574 (1)       4,574
                            --------------------------   -------------
  Operating income                61,127       (4,574)         56,553
Interest expense (income)          9,030                        9,030
Other expense (income)               (50)                         (50)
                            --------------------------   -------------
Income before income tax
 expense                          52,147       (4,574)         47,573
Income tax expense                21,998       (1,845)         20,153
                            --------------------------   -------------
  Net income                     $30,149      ($2,729)        $27,420
                            ==========================   =============

Net income per diluted share       $0.58                        $0.53
                            =============                =============
Shares used in computing net
 income per diluted share         52,165                       52,165
Percentage of revenues
 before reimbursements:
----------------------------
Cost of services before
 reimbursable expenses                62%                          62%
Reimbursable expenses                 12%                          12%
General and administrative
 expenses                             21%                          21%

EBITDA (3)                            17%                          16%
Operating income                      12%                          11%
Net income                             6%                           5%
EBITDA (3) reconciliation:
  EBITDA (3)                     $85,830      $(4,574)(1)     $81,256
    Depreciation                  11,905                       11,905
    Amortization                  12,798                       12,798
                            --------------------------   -------------
  Operating income               $61,127      $(4,574)        $56,553
                            ==========================   =============

                                    For the nine months ended
                                       September 30, 2006
                           -------------------------------------------
                              Adjusted   Adjustments       Reported
                           -------------------------------------------
Revenues before
 reimbursements                 $447,190                     $447,190
Reimbursements                    55,335                       55,335
                           -------------------------------------------
  Total revenues                $502,525                     $502,525

Cost of services before
 reimbursable expenses           257,455                      257,455
Reimbursable expenses             55,335                       55,335
                           -------------------------------------------
  Cost of services               312,790                      312,790
General and administrative
 expenses                         95,383                       95,383
Depreciation                       9,880                        9,880
Amortization                       7,296                        7,296
Other operating costs                  -      9,334  (2)        9,334
                           --------------------------   --------------
  Operating income                77,176     (9,334)           67,842
Interest expense (income)          3,669                        3,669
Other expense (income)              (239)                        (239)
                           --------------------------   --------------
Income before income tax
 expense                          73,746     (9,334)           64,412
Income tax expense                31,847     (3,764)           28,083
                           --------------------------   --------------
  Net income                     $41,899    ($5,570)          $36,329
                           ==========================   ==============

Net income per diluted
 share                             $0.77                        $0.67
                           ==============               ==============
Shares used in computing
 net income per diluted
 share                            54,427                       54,427
Percentage of revenues
 before reimbursements:
--------------------------
Cost of services before
 reimbursable expenses                58%                          58%
Reimbursable expenses                 12%                          12%
General and administrative
 expenses                             21%                          21%

EBITDA (3)                            21%                          19%
Operating income                      17%                          15%
Net income                             9%                           8%
EBITDA (3) reconciliation:
  EBITDA (3)                     $94,352    $(9,334) (2)      $85,018
    Depreciation                   9,880                        9,880
    Amortization                   7,296                        7,296
                           --------------------------   --------------
  Operating income               $77,176    $(9,334)          $67,842
                           ==========================   ==============

    (1) During the third quarter of 2007, the Company incurred realignment costs of $5.5 million associated with a management reorganization and real estate rationalization, including severance and lease termination costs. Additionally, during the third quarter of 2007, the Company realized a gain of $2.2 million associated with the sale of certain real estate. During the first quarter of 2007, the Company incurred management severance of $1.3 million associated with a management realignment.

    (2) During the third quarter of 2006, the Company recorded a reserve of $9.3 million related to an arbitration ruling in its dispute with the City of Vernon, California.

    (3) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)

                 September 30,  June 30,    December 31, September 30,
                      2007         2007         2006          2006
                 -----------------------------------------------------
Assets
-----------------
Cash and cash
 equivalents           $21,149      $19,691      $11,745       $14,254
Trade accounts
 receivable, net       202,097      195,970      168,062       174,052
Prepaid and other
 assets                 29,130       30,524       20,438        23,593
                 -----------------------------------------------------
 Total current
  assets               252,376      246,185      200,245       211,899

Property and
 equipment, net         55,366       58,872       51,164        50,072
Goodwill and
 intangible
 assets, net           497,934      452,175      398,121       379,970
Other non-current
 assets, net             8,515        8,832        2,828         2,982
                 -----------------------------------------------------
 Total assets         $814,191     $766,064     $652,358      $644,923
                 =====================================================

Liabilities and
 Stockholders'
 Equity
-----------------
Bank debt               $2,250       $2,250      $33,567       $54,617
Other current
 liabilities           109,513       99,292       96,175        98,170
Long term debt         308,148      301,247            -             -
Other non-current
 liabilities            55,555       41,653       36,040        30,302
Stockholders'
 equity                338,725      321,622      486,576       461,834
                 -----------------------------------------------------

 Total
  liabilities and
  stockholders'
  equity              $814,191     $766,064     $652,358      $644,923
                 =====================================================
Selected Data


Days sales
 outstanding, net
 (DSO) (1)             90 days      87 days      78 days       84 days
                 =====================================================

1) Net of deferred revenue.

                      NAVIGANT CONSULTING, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
              Dollars in 000s (except per share amounts)

                           For the quarter ended For the nine months
                               September 30,      ended September 30,
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Cash flows from operating
 activities:
Net income                    $4,733     $8,561    $27,420    $36,329
Adjustments to reconcile
 net income to net cash
 provided by (used in)
 operating activities:
  Depreciation expense         4,189      3,709     11,905      9,880
  Amortization expense         5,378      2,401     12,798      7,296
  Stock-based compensation
   expense                     4,668      2,707     13,378      9,534
  Deferred income taxes         (479)    (2,189)     2,044        717
  Gain on sale of property    (2,201)         -     (2,201)         -
  Other, net                     601        175      1,302        620
  Changes in assets and
   liabilities                14,209      9,678    (24,627)   (12,955)

                           ---------- ---------- ---------- ----------
Net cash provided by
 operating activities         31,098     25,042     42,019     51,421
                           ---------- ---------- ---------- ----------

Cash flows from investing
 activities:
  Purchases of property and
   equipment                  (4,218)    (4,217)   (18,648)   (19,460)
  Proceeds from sale of
   property                    4,028          -      4,028          -
  Acquisitions of
   businesses                (27,325)         -    (65,250)   (42,252)
  Payments of acquisition
   liabilities                (2,300)    (2,250)    (4,465)   (13,365)
  Other, net                    (647)       899     (1,916)      (940)

                           ---------- ---------- ---------- ----------
Net cash used in investing
 activities                  (30,462)    (5,568)   (86,251)   (76,017)
                           ---------- ---------- ---------- ----------

Cash flows from financing
 activities:
  Issuances of common stock    1,226      2,787      6,795      7,835
  Repurchase of common
   stock/treasury stock            -          -   (218,429)         -
  Proceeds from (Payments
   of) term loan                (563)         -    224,437          -
  Payment of notes payable    (5,967)         -     (5,967)         -
  Borrowings from bank, net    8,273    (23,209)    49,176     11,652
  Other, net                  (2,147)     2,939     (2,376)     4,492

                           ---------- ---------- ---------- ----------
Net cash provided by (used
 in) financing activities        822    (17,483)    53,636     23,979
                           ---------- ---------- ---------- ----------

Net increase (decrease) in
 cash and cash equivalents     1,458      1,991      9,404       (617)
Cash and cash equivalents
 at beginning of the period   19,691     12,263     11,745     14,871
                           ---------- ---------- ---------- ----------
Cash and cash equivalents
 at end of the period        $21,149    $14,254    $21,149    $14,254
                           ========== ========== ========== ==========

    CONTACT: Navigant Consulting, Inc.
             Scott Krenz
             Executive Vice President and Chief Financial Officer
             312.573.5612
             or
             Andrew Bosman
             Executive Director of Marketing and Communications
             312.573.5631